RIGHTS CERTIFICATE #: **NUMBER OF RIGHTS**

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY'S PROSPECTUS DATED FEBRUARY 14, 2019 (THE "PROSPECTUS") AND ARE INCORPORATED HEREIN BY REFERENCE.
COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, THE SUBSCRIPTION AGENT.

Hemispherx Biopharma, Inc.

Incorporated under the laws of the State of Delaware

SUBSCRIPTION RIGHTS CERTIFICATE

Evidencing Non-Transferable Subscription Rights, each to purchase units of Hemispherx Biopharma, Inc., each unit consisting of one share of Series B Convertible Preferred Stock and 4,000 common stock purchase warrants
Subscription Price: $1,000 per unit

THE SUBSCRIPTION RIGHTS WILL EXPIRE IF NOT EXERCISED ON OR BEFORE 5:00 P.M., NEW YORK CITY TIME, ON MARCH 1, 2019, UNLESS EXTENDED BY THE COMPANY

REGISTERED OWNER:

THIS CERTIFIES THAT the registered owner whose name is inscribed hereon is the owner of the number of subscription rights set forth above. Each subscription right, which we refer to as the basis subscription right, entitles the holder thereof to subscribe for and purchase one unit of Hemispherx Biopharma, Inc., a Delaware corporation (the "Company"), at a subscription price of $1,000 per unit, pursuant to a rights offering, on the terms and subject to the conditions set forth in the prospectus and the "Instructions as to Use of Hemispherx Biopharma, Inc. Subscription Rights Certificates" accompanying this subscription rights certificate. Each unit consists of one share of Series B Convertible Preferred Stock, par value of $0.01, and warrants. Each warrant will be exercisable for one share of our common stock, par value of $0.001. Holders who fully exercise their basic subscription rights are entitled to subscribe for additional units that remain unsubscribed for as a result of any unexercised basic subscription rights pursuant to the terms and conditions of the rights offering, which we refer to as the over-subscription privilege, subject to proration and stock ownership limitations as described in the prospectus. The subscription rights represented by this subscription rights certificate may be exercised by completing the appropriate forms on the reverse side hereof and by returning the full payment of the subscription price for each unit. If the subscriber attempts to exercise its over-subscription privilege and the Company is unable to issue the subscriber the full amount of units requested, the subscription agent will return to the subscriber any excess funds submitted as soon as practicable, without interest or deduction.

COUNTERSIGNED AND REGISTERED:
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
(New York, N.Y.) TRANSFER AGENT AND REGISTRAR
By: AUTHORIZED SIGNATURE

This Subscription Rights Certificate is not valid unless countersigned by American Stock Transfer & Trust Company, LLC., the subscription agent

WITNESS the signatures of the duly authorized officers of Hemispherx Biopharma, Inc.

Dated:

President, Chief Executive Officer

General Counsel and Secretary

FORM ELECTION TO PURCHASE

Delivery other than in the manner or to the address listed below will not constitute valid delivery.

If delivering by mail, hand or overnight courier:
American Stock Transfer & Trust Company, LLC
Operations Center
Attn: Reorganization Department
6201 15th Avenue
Brooklyn, New York 11219

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.

The registered holder of this subscription rights certificate is entitled to exercise the number of subscription rights shown in the upper right-hand corner of the subscription rights certificate and may subscribe for additional units upon the terms and conditions specified in the prospectus. The undersigned hereby represents, in connection with this election, that the undersigned has not since the record date entered into any short sale or similar transaction with respect to the common stock of Hemispherx Biopharma, Inc. The undersigned hereby notifies the subscription agent of its irrevocable election to subscribe for Units in the following amounts. To subscribe for units pursuant to your basic subscription right, please complete lines (a) and (c) below. To subscribe for additional units pursuant to your over-subscription privilege, please also complete line (b).

(a) EXERCISE OF BASIC SUBSCRIPTION RIGHT:

Basic Subscription Right:

__________ X $1,000 = $__________

Number of Units — Subscription price — Payment enclosed

(b) EXERCISE OF OVER-SUBSCRIPTION PRIVILEGE

If you have exercised your Basic Subscription Right in full, you may subscribe for additional units pursuant to your over-subscription privilege.

Over-Subscription Privilege:

__________ X $ 1,000 = $__________

Number of Units — Subscription price — Payment enclosed

(c) TOTAL AMOUNT OF PAYMENT ENCLOSED = $______________

(d) IF YOU SPOKE WITH A BROKER WHO SOLICITED SUCH EXERCISE, PLEASE INDICATE THE NAME OF THE PERSON YOU SPOKE WITH:

BROKER: ____________________________

NAME of BANK/BROKERAGE FIRM:

____

METHOD OF PAYMENT (CHECK ONE)

- ☐ CERTIFIED CHECK DRAWN ON A U.S. BANK, payable to "American Stock Transfer & Trust Company, LLC as subscription agent for Hemispherx Biopharma, Inc."
- ☐ Wire transfer of immediately available funds directly to the account maintained by American Stock Transfer & Trust Company, LLC, as subscription agent, for purposes of accepting subscriptions in this Rights Offering at JPMorgan Chase Bank, 55 Water Street, New York, New York 10005, ABA #021000021, Account # 530-354616 American Stock Transfer FBO Hemispherx Biopharma, Inc., with reference to the rights holder's name.
- ☐ U.S. POSTAL MONEY ORDER, payable to "American Stock Transfer & Trust Company, LLC as Subscription Agent for Hemispherx Biopharma, Inc."
- ☐ UNCERTIFIED PERSONAL CHECK, payable to "American Stock Transfer & Trust Company, LLC, as subscription agent for Hemispherx Biopharma, Inc." (which must clear before the expiration date to be considered a valid form of payment; please see prospectus and instructions)

SIGNATURE

I acknowledge receipt of the prospectus in connection with the rights offering and agree to its terms. I agree to cooperate with the Company and provide to the Company any and all information requested by the Company in connection with the exercise of the subscription rights.

Signature(s) of Subscriber: ____________________________
Address:

Signature(s) of Subscriber: ____________________________
Address:

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE FRONT OF THIS RIGHTS.

CERTIFICATE. If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, officer(s) of a corporation or another acting in a fiduciary or representative capacity, please print name and title of authorized signer.

FOR INSTRUCTIONS ON THE USE OF HEMISPHERX BIOPHARMA, INC. SUBSCRIPTION RIGHTS CERTIFICATES, CONSULT MORROW SOLDADI LLC, THE INFORMATION AGENT, AT (800) 662-5200.